UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 9, 2004


                        INTERNATIONAL DISPLAYWORKS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                     0-27002              94-3333649
           --------                     -------              ----------
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


                           599 Menlo Drive, Suite 200,
                            Rocklin, California 95765
                            -------------------------
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 415-0864
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act   (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
---------------------------------

Item 2.02 Results of Operations and Financial Condition.

     International DisplayWorks, Inc. announced its results for the third quarter of fiscal year 2004 on the attached press release.

Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01 Financial Statements and Exhibits.

         Exhibit No.      Exhibit Description
         -----------      -------------------

         99               Press release announcing third quarter results

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               INTERNATIONAL DISPLAYWORKS, INC.,
                                               a Delaware Corporation


Dated:  September 9, 2004                      /s/ Alan M. Lefko
                                               ---------------------------------
                                               Alan M. Lefko
                                               Vice President of Finance

                                [GRAPHIC OMITTED]

                      International DisplayWorks Announces
                         Third Quarter Financial Results

                             FOR IMMEDIATE RELEASE

For additional information contact:
Steve Kircher                                 or     Matthew Hayden, President
CEO, International DisplayWorks, Inc.                Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                     matt@haydenir.com

ROCKLIN,  Calif.,  --  September  9,  2004--  International  DisplayWorks,  Inc.
(OTC/BB:  IDWK), a  manufacturer  and  distributor  of liquid  crystal  displays
(LCDs), modules and assemblies, today announced financial results for the Company's third quarter and nine-month period of fiscal 2004, the period ended July 31, 2004.

Third Quarter Highlights:
     o  Net income of $370,000 or $0.01 per share
     o  Operating income of $444,000 vs. loss in Q3 2003
     o  Revenues  for  the quarter  increased  97.9  percent  to a  record $11.7 million
     o  Revenue  for  nine  months  increased  104.3  percent  to  $32.1 million
     o  Company   completes  quarter  with  $20.7  million   in  cash  and  cash
        equivalents

For the third quarter, revenues were a record $11.7 million, an increase of 97.9 percent compared to the $5.9 million reported for the third quarter of fiscal 2003. The Company's gross profit increased 86.5 percent to $2.4 million compared to a gross profit of $1.3 million for the same period a year ago. Gross margins were 20.9 percent compared to 22.2 percent for the fiscal third quarter of last year. Operating expenses for the quarter were $2.0 million compared to $1.5 million in the year ago period as the Company grew sales at three times the rate of growth in operating expenses. Operating expenses as a percent of revenue decreased to 17.1 percent for the third quarter of 2004, compared to 26.2 percent for last year's third quarter. The Company reported operating income of $444,000, compared to an operating loss of $238,000 for the same period a year ago. Net income was $370,000, or $0.01 per diluted share, compared with a net loss of $314,000, or $0.02 per diluted share last year. The fully diluted shares outstanding were 32,192,938 million as of the third quarter of 2004 compared to 19,318,246 million as of the end of the third quarter of 2003.

For the nine-month period, revenues were $32.1 million, a 104.3 percent increase compared to the $15.7 million reported for the first nine months of 2003. The gross profit increased 87.2 percent to $7.0 million compared to $3.7 million for the first nine months of 2003. Gross margins for the first nine months were 21.8 percent compared to 23.7 percent in the year ago period. The operating expenses for the nine-month period were $5.5 million, a 24.6 percent increase compared to the $4.4 million reported for the first nine months of 2003. Operating expenses as a percent of revenues were 17.3 percent compared to 28.3 percent for the same period a year ago. The Company reported operating income of $1.4 million compared to a loss from operations of $718,000 last year. Net income for the nine-month period was $543,000, or $0.02 per diluted share, compared to a net loss of $918,000, or $0.05 per share last year.

"We have clearly made substantial progress in executing our business plan, doubling sales of monochrome displays while carefully managing our operating expenses, and the result has been continued profitability and improved shareholder value," commented Steve Kircher, chief executive officer of International DisplayWorks, Inc. "Our efforts have yielded a diverse mix of large customers and an improved competitive position, which will prove beneficial as we complete our entry into the color display market. I am pleased with the results year to date, and look forward to continuing this momentum into our next fiscal year as we become a recognized leader in producing both color and monochrome displays for a wide variety of markets."

"We are actively working to complete the installation of the equipment we purchased in June for the manufacturing and assembly of color displays," Mr. Kircher continued. "We recently signed a lease for a new manufacturing facility near our current campus in China which will provide the necessary space for the new CSTN manufacturing line. We anticipate the equipment will be in place for initial runs by the middle of October, thus allowing us to produce prototypes for customer qualification, with mass production projected by the end of the fiscal first quarter. We also expect to have our TFT assembly equipment installed and we will be accepting orders for production in November."

The Company completed the third quarter with a strengthened balance sheet, reporting $20.7 million in cash and cash equivalents, an increase of 18 times compared to the $1.2 million reported as of October 31, 2003. The Company finished the quarter with a current ratio of 2.77 to 1. Management believes the Company is adequately capitalized to execute its business plan, which at optimum product mix has the capacity to generate over $500 million in annual production given current selling prices for color displays. However, the Company does not expect that annual production will approach this level in fiscal 2005.

Management will discuss the results in a conference call today at 4:15 p.m. Interested parties should call 888-823-7457 if calling within the United States or 973-582-2718 if calling internationally. There will be a playback available until September 16, 2004. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pass code 5137447 for the replay. A web cast of the conference call is available at the International DisplayWorks website at http://www.idwlcd.com/ until October 9, 2004.

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and distributor of liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW owns 270,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately 1,750 persons. Sales offices are located in Rocklin, CA, Ann Arbor, MI, Hong Kong, the United Kingdom and Shenzhen, PRC. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.


                                TABLES TO FOLLOW

                INTERNATIONAL DISPLAYWORKS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except Share and per share data)

                                                                         For Nine Months Ended       For Three Months Ended
                                                                       ----------------------------------------------------
                                                                         July 31,      July 31,      July 31,      July 31,
                                                                           2004          2003          2004          2003
                                                                       ----------------------------------------------------

      Sales                                                              $ 32,073      $ 15,698      $ 11,654      $  5,889

Cost of goods sold                                                         25,095        11,970         9,220         4,584
                                                                       ----------------------------------------------------

      Gross profit                                                          6,978         3,728         2,434         1,305
                                                                       ----------------------------------------------------

Operating expenses:

      General and administrative                                            3,579         2,676         1,234         1,017

      Selling, marketing and customer service                               1,507         1,323           633           382
      Engineering, advanced design and product management                     454           447           123           144
                                                                       ----------------------------------------------------

              Total operating expenses                                      5,540         4,446         1,990         1,543
                                                                       ----------------------------------------------------


              Operating income (loss)                                       1,438          (718)          444          (238)
                                                                       ----------------------------------------------------

Other income (expense):

      Interest expense (net)                                                 (333)         (256)          (84)          (95)

      Other income (expense)                                                 (562)           56            10            19
                                                                       ----------------------------------------------------
              Total other income (expense)                                   (895)         (200)          (74)          (76)
                                                                       ----------------------------------------------------

              Income (loss) from continuing operations

                   before income taxes                                        543          (918)          370          (314)
                                                                       ----------------------------------------------------


              Provision for income taxes                                        -             -             -             -
                                                                       ----------------------------------------------------

              Net income (loss)                                             $ 543      $   (918)       $  370      $   (314)
                                                                       ====================================================


Basic and diluted loss per common share

           Basic                                                            $0.02      $  (0.05)       $ 0.01      $  (0.02)
                                                                       ====================================================

           Diluted                                                          $0.02      $  (0.05)       $ 0.01      $  (0.02)
                                                                       ====================================================

Weighted average common shares outstanding

           Basic                                                       24,730,165    19,294,921    29,960,175    19,318,246

           Diluted                                                     26,962,928    19,294,921    32,192,938    19,318,246
                                                                       ====================================================

                            BALANCE SHEET HIGHLIGHTS
                                 (in thousands)

                                              7/31/04         10/31/03
                                          ---------------  ----------------
Cash and  cash equivalents                $        20,660  $          1,178
Other Current Assets                               15,298             8,086
                                          ---------------  ----------------
  Total Current Assets                             35,958             9,264
Net Property & Equipment                            5,315             4,796
                                          ---------------  ----------------
  Total Assets                            $        41,273  $         14,060
                                          ===============  ================

Current Liabilities                       $        12,968  $          7,959
Shareholders' Equity                               28,232             4,224
                                          ---------------  ----------------
  Total Liabilities and Equity            $        41,273  $         14,060
                                          ---------------  ----------------

                                          ---------------  ----------------
Outstanding Shares                             30,054,883        20,984,913
                                          ===============  ================